 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 5, 1997
                                                     REGISTRATION NO. 333-13721
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            AMENDMENT NO. 3 TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                              FOUR MEDIA COMPANY
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                         7819                       95-4599440
 (STATE OR OTHER JURISDICTION OF   (PRIMARY STANDARD INDUSTRIAL     (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)   CLASSIFICATION CODE NUMBER)        IDENTIFICATION NO.)


                           2813 WEST ALAMEDA AVENUE
                            BURBANK, CA 91505-4455
                                (818) 840-7000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                               ROBERT T. WALSTON
                              FOUR MEDIA COMPANY
                           2813 WEST ALAMEDA AVENUE
                            BURBANK, CA 91505-4455
                              TEL: (818) 840-7000
                              FAX: (818) 846-5197
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ----------------

                                  COPIES TO:
        YVONNE E. CHESTER, ESQ.                 SCOTT T. SMITH, ESQ.
 TROY & GOULD PROFESSIONAL CORPORATION      PILLSBURY MADISON & SUTRO LLP
  1801 CENTURY PARK EAST, SUITE 1600             2700 SAND HILL ROAD
     LOS ANGELES, CALIFORNIA 90067        MENLO PARK, CALIFORNIA 94025-7111
          TEL: (310) 553-4441                    TEL: (415) 233-4500
          FAX: (310) 201-4746                    FAX: (415) 233-4545

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

                               ----------------

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended ("Securities Act"), check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ----------------

                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

 TITLE OF EACH CLASS OF                   PROPOSED MAXIMUM
       SECURITIES                        AGGREGATE OFFERING       AMOUNT OF
    TO BE REGISTERED                          PRICE(1)        REGISTRATION FEE
------------------------------------------------------------------------------
Common Stock, $.01 par value...........      $97,750,000         $29,622(2)
------------------------------------------------------------------------------
------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee.
(2) Previously paid.

                               ----------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following table sets forth an itemized statement of all expenses to be incurred in connection with the issuance and distribution of the securities that are the subject of this Registration Statement. All amounts shown, other than the Securities and Exchange Commission registration fee and the NASD filing fee, are estimates only.

      Securities and Exchange Commission registration fee........... $   29,622
      NASD filing fee...............................................     10,275
      Nasdaq National Market listing fee............................     40,000
      Printing expenses.............................................    125,000
      Transfer agent fees...........................................      5,000
      Legal fees and expenses.......................................    675,000
      Accounting fees and expenses..................................    300,000
      "Blue sky" fees and expenses..................................     30,000
      Miscellaneous expenses........................................    185,103
      IPO insurance premium.........................................    700,000*
                                                                     ----------
        Total....................................................... $2,100,000
                                                                     ==========

--------------------
*TSP will pay $300,000 and the Company will pay $400,000 of the IPO insurance premium.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The Certificate of Incorporation and the Bylaws of the Company provide for the indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware (the "GCL").

  Section 145 of the GCL authorizes indemnification when a person is made a party to any proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or was serving as a director, officer, employee or agent of another enterprise, at the request of the corporation, and if such person acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the corporation. With respect to any criminal proceeding, such person must have had no reasonable cause to believe that his or her conduct was unlawful. If it is determined that the conduct of such person meets these standards, he or she may be indemnified for expenses incurred and amounts paid in such proceeding if actually and reasonably incurred by him or her in connection therewith.

  If such a proceeding is brought by or on behalf of the corporation (i.e., a derivative suit), such person may be indemnified against expenses actually and reasonably incurred if he or she acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the corporation. There can be no indemnification with respect to any matter as to which such person is adjudged to be liable to the corporation; however, a court may, even in such case, allow such indemnification to such person for such expenses as the court deems proper. Where such person is successful in any such proceeding, he or she is entitled to be indemnified against expenses actually and reasonably incurred by him or her. In all other cases, indemnification is made by the corporation upon determination by it that indemnification of such person is proper because such person has met the applicable standard of conduct.

  The Underwriting Agreement, the form of which is included as Exhibit 1.1 to this Registration Statement, provides that the Company shall indemnify the Underwriters under certain circumstances and the Underwriters shall indemnify the officers and directors of the Company under certain circumstances.

  The Company has entered into separate but identical indemnity agreements (the "Indemnity Agreements") with each director and executive officer of the Company (the "Indemnitees"). The Indemnity Agreements provide that the Company will indemnify each Indemnitee against payment of and liability for any and all expenses actually and reasonably incurred by the Indemnitee in defending or investigating a claim, by reason of the fact that the Indemnitee is or was a director and/or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, or other enterprise, provided it is determined that the Indemnitee acted in good faith and reasonably believed his actions to be in the best interests of the Company.

  The Company has agreed to purchase officers' and directors' insurance covering liability for acts by such persons in their capacity as a director and/or officer of the Company. Such insurance policy is expected to cost approximately $600,000 and will cover a period of three years.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

  On October 1, 1996, the Company sold 100,000 shares of Common Stock to Technical Services Partners, L.P., a Delaware limited partnership ("TSP"), in consideration for $1,000, and on October 17, 1996, the Company issued 5,900,000 shares of Common Stock to TSP in exchange for 1,000 shares of common stock of 4MC Burbank. On November 19, 1996 the Company distributed a stock dividend to TSP of 475,000 shares of its Common Stock. The general partner of TSP is Technical Services Holdings Inc. ("Holdings"), a corporation of which all of the voting capital stock is owned by Steinhardt Partners, L.P. The non-voting capital stock of Holdings is owned by Institutional Partners, L.P., S.P. International S.A., Steinhardt Overseas Fund, Ltd, Compact Video Group, Inc., Image Transform Inc., Compact Video Services, Inc. and Meridian Studios, Inc. The managing general partner of Steinhardt Partners, L.P. is Michael Steinhardt. The shares issued on October 1, October 17, and November 19, 1996 were issued pursuant to exemptions available under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act").

  The following table represents stock options granted within the past three years:

                                                         AMOUNT OF
    DATE ISSUED     SECURITYHOLDER   TITLE OF SECURITIES SECURITIES       CONSIDERATION
    -----------     --------------   ------------------- ---------- ------------------------
 November 19, 1996  Officer           Options to purchase  100,000   Exercise price is $11.70
                                       Common Stock                   per share

 Effective date of  Directors         Options to purchase  200,000   Exercise price is the
  Registration                         Common Stock                   initial public offering
  Statement                                                           price per share in this
                                                                      offering

 Effective date of  Director Nominees Options to purchase  200,000   Exercise price is the
  Registration                         Common Stock                   initial public offering
  Statement                                                           price per share in this
                                                                      offering

ITEM 16. EXHIBITS AND FINANCIAL STATEMENTS

  (a) The following exhibits, which are furnished with this Registration Statement or incorporated herein by reference, are filed as part of this Registration Statement:

 EXHIBIT
 NUMBER                            EXHIBIT DESCRIPTION
 -------                           -------------------
  1.1    Form of Underwriting Agreement.(3)
  3.1    Certificate of Incorporation of the Company.(1)
  3.2    Bylaws of the Company.(1)
  4.1    Specimen Common Stock Certificate.(3)
  5.1    Opinion of Troy & Gould Professional Corporation.(3)
 10.1    Four Media Company 1997 Stock Plan and Stock Option Agreement.(2)
 10.2    Four Media Company 1997 Director Option Plan and Director Stock Plan
          Stock Option Agreement, as amended.(3)
 10.3    Form of Indemnity Agreement between the Company and each of its officers and directors.(1)
 10.4    Agreement dated as of February 13, 1995 between MTV Asia LDC and Four
          Media Company Asia PTE. Ltd.+(2)
 10.5    Guaranty by Viacom International Inc. of MTV Asia's obligations to
          Four Media Company Asia PTE Ltd. dated February 13, 1995.(1)
 10.6    Guaranty by Four Media Company of obligations of Four Media Company
          Asia PTE Ltd. to MTV Asia dated February 13, 1995.(1)
 10.7    January 18, 1996 Amendment Letter re Agreement dated as of February
          13, 1995 between MTV Asia LDC and Four Media Company Asia PTE.
          Ltd.+(1)
 10.8    Uplink-Playback Service Deal Memorandum between TVN Entertainment
          Corporation and Compact Video Services, Inc. dated November 20, 1989, as amended.+(1)
 10.9    Letter Agreement between Four Media Company and TVN Entertainment
          Corporation dated March 18, 1996.+(1)
 10.10   Agreement for Term Loan Facilities between The Hong Kong and Shanghai
          Banking Corporation Limited and Four Media Company Asia PTE. Ltd.
          dated February 22, 1995.(1)
 10.10A  Letter Agreement dated October 31, 1996 and Supplemental Loan
          Agreement dated February 3, 1997, amending the Agreement for Term
          Loan Facilities between The Hong Kong and Shanghai Banking
          Corporation Limited and Four Media Company Asia PTE. Ltd. dated
          February 22, 1995. (filed herewith)
 10.11   Deed of Subordination between Four Media Company, Four Media Company
          Asia PTE LTD and The Hong Kong and Shanghai Banking Corporation
          Limited dated February 22, 1995.(1)
 10.12   Deed of Debenture between Four Media Company Asia PTE LTD. and The
          Hong Kong and Shanghai Banking Corporation Limited dated February 22,
          1995.(1)
 10.13   Deed of Assignment between Four Media Company Asia PTE LTD and The
          Hong Kong and Shanghai Banking Corporation Limited dated February 22,
          1995.(1)
 10.14   Guarantee by Four Media Company of Four Media Company Asia PTE Ltd.
          liabilities to The Hong Kong and Shanghai Banking Corporation Limited
          dated February 16, 1995.(1)
 10.15   Satellite Services Agreement re Transponder 7 between Global Access
          Telecommunications Services, Inc. and Four Media Company dated April
          12, 1996.(1)
 10.16   Satellite Services Agreement re Transponder 5 between Global Access
          Telecommunications Services, Inc. and Four Media Company dated April
          12, 1996.(1)

 EXHIBIT
 NUMBER                            EXHIBIT DESCRIPTION
 -------                           -------------------
  10.17  Global Access Telecommunications Services, Inc. Standard Terms and
          Conditions.(1)
  10.18  August 28, 1996 Letter Amendment to the Satellite Services Agreement
          re Transponder 5 dated April 12, 1996 and to the Satellite Services
          Agreement re Transponder 7 dated April 12, 1996.(1)
  10.19  Financing agreement between The CIT Group/Business Credit, Inc., The
          CIT Group/Equipment Financing, Inc., 4MC-Burbank, Inc. and Digital
          Magic Company dated October 17, 1996.(2)
  10.20  Lease between Singapore Telecommunications Limited and Four Media
          Company Asia PTE Ltd. commencing December 15, 1994.(1)
  10.21  Office Building Lease between Ford Motor Credit Company and Four Media
          Company dated August 1, 1994.(1)
  10.22  Employment Agreement between the Company and Robert T. Walston dated
          October 1, 1996, as amended.(3)
  10.23  Employment Agreement between the Company and John H. Donlon dated as of October 1, 1996.(2)
  10.24  Employment Agreement between the Company and John H. Sabin dated as of
          October 1, 1996.(2)
  10.25  Employment Agreement between the Company and Gavin W. Schutz dated as of October 1, 1996, as amended.(3)
  10.26  Employment Agreement between the Company and Robert Bailey dated as of
          October 1, 1996.(2)
  10.27  Purchase and Sale Agreement and Escrow Instructions between C.P.
          Private Partners, L.P.I. and Four Media Company dated July 29,
          1996.(1)
  10.28  August 1, 1996 Amendment Letter re Agreement dated as of February 13,
          1995 between MTV Asia and Four Media Company Asia PTE Ltd.+(2)
  10.29  Term Loan Agreement between Tokai Bank of California and Four Media
          Company dated December 5, 1996.(3)
  21.0   List of Subsidiaries.(1)
  23.1   Consent of Coopers & Lybrand L.L.P. (filed herewith)
  23.2   Consent of Troy & Gould Professional Corporation (contained in Exhibit
          5.1).(3)
  23.3   Consent of Paul Bricault. (filed herewith)
  23.4   Consent of Thomas Wertheimer. (filed herewith)
  24.1   Power of Attorney (contained in Part II).(1)
  27.1   Financial Data Schedule.(1)

--------------------
 + Portions of exhibits deleted and filed separately with the Securities and
   Exchange Commission pursuant to a request for confidentiality.
(1) Previously filed with the Company's Registration Statement filed October 8, 1996 (File No. 333-13721).
(2) Previously filed with Amendment No. 1 to the Company's Registration Statement filed December 27, 1996.

(3) Previously filed with Amendment No. 2 to the Company's Registration Statement filed February 4, 1997.

  (b) Schedules are omitted since the required information is not present in amounts sufficient to require submission of schedules or because the information required is included in Registrant's Consolidated Financial Statements and Notes thereto.

ITEM 17. UNDERTAKINGS

  (a) The undersigned Registrant hereby undertakes to provide to the Underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

  (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  (c) The undersigned Registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burbank, State of California, on February 5, 1997.

                                          Four Media Company

                                                  /s/ Robert T. Walston
                                          By: _________________________________
                                             ROBERT T. WALSTON CHIEF EXECUTIVE
                                                          OFFICER

  Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----
       /s/ Robert T. Walston           Chairman of the           February 5, 1997
-------------------------------------   Board and Chief
          ROBERT T. WALSTON             Executive Officer
                                        (Principal
                                        Executive Officer)

                  *                    President and             February 5, 1997
-------------------------------------   Director
           JOHN H. DONLON

         /s/ John H. Sabin             Vice President,           February 5, 1997
-------------------------------------   Chief Financial
            JOHN H. SABIN               Officer (Principal
                                        Financial and
                                        Accounting Officer)
                                        and Director

                  *                    Vice President,           February 5, 1997
-------------------------------------   Chief Technology
           GAVIN W. SCHUTZ              Officer and
                                        Director

                  *                    Vice President,           February 5, 1997
-------------------------------------   Director of
            ROBERT BAILEY               Marketing and
                                        Director

                  *                    Director                  February 5, 1997
-------------------------------------
            SHIMON TOPOR

                  *                    Director                  February 5, 1997
-------------------------------------
           EDWARD KIRTMAN

       /s/ Robert T. Walston
*By: ________________________________
         ROBERT T. WALSTON,
         AS ATTORNEY-IN-FACT


 EXHIBIT
 NUMBER                               EXHIBIT INDEX
 -------                              -------------
  1.1    Form of Underwriting Agreement.(3)
  3.1    Certificate of Incorporation of the Company.(1)
  3.2    Bylaws of the Company.(1)
  4.1    Specimen Common Stock Certificate.(3)
  5.1    Opinion of Troy & Gould Professional Corporation.(3)
 10.1    Four Media Company 1997 Stock Plan and Stock Option Agreement.(2)
 10.2    Four Media Company 1997 Director Option Plan and Director Stock Plan
          Stock Option Agreement, as amended.(3)
 10.3    Form of Indemnity Agreement between the Company and each of its officers and directors.(1)
 10.4    Agreement dated as of February 13, 1995 between MTV Asia LDC and Four
          Media Company Asia PTE. Ltd.+(2)
 10.5    Guaranty by Viacom International Inc. of MTV Asia's obligations to
          Four Media Company Asia PTE Ltd. dated February 13, 1995.(1)
 10.6    Guaranty by Four Media Company of obligations of Four Media Company
          Asia PTE Ltd. to MTV Asia dated February 13, 1995.(1)
 10.7    January 18, 1996 Amendment Letter re Agreement dated as of February
          13, 1995 between MTV Asia LDC and Four Media Company Asia PTE.
          Ltd.+(1)
 10.8    Uplink-Playback Service Deal Memorandum between TVN Entertainment
          Corporation and Compact Video Services, Inc. dated November 20, 1989, as amended.+(1)
 10.9    Letter Agreement between Four Media Company and TVN Entertainment
          Corporation dated March 18, 1996.+(1)
 10.10   Agreement for Term Loan Facilities between The Hong Kong and Shanghai
          Banking Corporation Limited and Four Media Company Asia PTE. Ltd.
          dated February 22, 1995.(1)
 10.10A  Letter Agreement dated October 31, 1996 and Supplemental Loan
          Agreement dated February 3, 1997, amending the Agreement for Term
          Loan Facilities between The Hong Kong and Shanghai Banking
          Corporation Limited and Four Media Company Asia PTE. Ltd. dated
          February 22, 1995. (filed herewith)
 10.11   Deed of Subordination between Four Media Company, Four Media Company
          Asia PTE LTD and The Hong Kong and Shanghai Banking Corporation
          Limited dated February 22, 1995.(1)
 10.12   Deed of Debenture between Four Media Company Asia PTE LTD. and The
          Hong Kong and Shanghai Banking Corporation Limited dated February 22,
          1995.(1)
 10.13   Deed of Assignment between Four Media Company Asia PTE LTD and The
          Hong Kong and Shanghai Banking Corporation Limited dated February 22,
          1995.(1)
 10.14   Guarantee by Four Media Company of Four Media Company Asia PTE Ltd.
          liabilities to The Hong Kong and Shanghai Banking Corporation Limited
          dated February 16, 1995.(1)
 10.15   Satellite Services Agreement re Transponder 7 between Global Access
          Telecommunications Services, Inc. and Four Media Company dated April
          12, 1996.(1)
 10.16   Satellite Services Agreement re Transponder 5 between Global Access
          Telecommunications Services, Inc. and Four Media Company dated April
          12, 1996.(1)
 10.17   Global Access Telecommunications Services, Inc. Standard Terms and
          Conditions.(1)
 10.18   August 28, 1996 Letter Amendment to the Satellite Services Agreement
          re Transponder 5 dated April 12, 1996 and to the Satellite Services
          Agreement re Transponder 7 dated April 12, 1996.(1)
 10.19   Financing agreement between The CIT Group/Business Credit, Inc., The
          CIT Group/Equipment Financing, Inc., 4MC-Burbank, Inc. and Digital
          Magic Company dated October 17, 1996.(2)
 10.20   Lease between Singapore Telecommunications Limited and Four Media
          Company Asia PTE Ltd. commencing December 15, 1994.(1)
 10.21   Office Building Lease between Ford Motor Credit Company and Four Media
          Company dated August 1, 1994.(1)

 EXHIBIT
 NUMBER                               EXHIBIT INDEX
 -------                              -------------
  10.22  Employment Agreement between the Company and Robert T. Walston dated
          October 1, 1996, as amended.(3)
  10.23  Employment Agreement between the Company and John H. Donlon dated as of October 1, 1996.(2)
  10.24  Employment Agreement between the Company and John H. Sabin dated as of
          October 1, 1996.(2)
  10.25  Employment Agreement between the Company and Gavin W. Schutz dated as of October 1, 1996, as amended.(3)
  10.26  Employment Agreement between the Company and Robert Bailey dated as of
          October 1, 1996.(2)
  10.27  Purchase and Sale Agreement and Escrow Instructions between C.P.
          Private Partners, L.P.I. and Four Media Company dated July 29,
          1996.(1)
  10.28  August 1, 1996 Amendment Letter re Agreement dated as of February 13,
          1995 between MTV Asia and Four Media Company Asia PTE Ltd.+(2)
  10.29  Term Loan Agreement between Tokai Bank of California and Four Media
          Company dated December 5, 1996.(3)
  21.0   List of Subsidiaries.(1)
  23.1   Consent of Coopers & Lybrand L.L.P. (filed herewith)
  23.2   Consent of Troy & Gould Professional Corporation (contained in Exhibit
          5.1).(3)
  23.3   Consent of Paul Bricault. (filed herewith)
  23.4   Consent of Thomas Wertheimer. (filed herewith)
  24.1   Power of Attorney (contained in Part II).(1)
  27.1   Financial Data Schedule.(1)

--------------------
 + Portions of exhibits deleted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality.
(1) Previously filed with the Company's Registration Statement filed October 8, 1996 (File No. 333-13721).
(2) Previously filed with Amendment No. 1 to the Company's Registration Statement filed December 27, 1996.

(3) Previously filed with Amendment No. 2 to the Company's Registration Statement filed February 4, 1997.